                                   $6,000,000

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 22, 1996

                                     BETWEEN

               LUNN INDUSTRIES, INC. AND ALCORE, INC., AS BORROWER

                                       AND

                FIRST UNION NATIONAL BANK OF MARYLAND, AS LENDER

                 CREDIT AGREEMENT DATED AS OF NOVEMBER 22, 1996
                                     BETWEEN
        LUNN INDUSTRIES, INC., A DELAWARE CORPORATION, AND ALCORE, INC.,
                             A DELAWARE CORPORATION,
                                       AND
                     FIRST UNION NATIONAL BANK OF MARYLAND,
                         A NATIONAL BANKING ASSOCIATION

The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 DEFINITIONS. All capitalized terms used in this Agreement or in any Appendix, Schedule or Exhibit hereto which are not otherwise defined herein or therein shall have the respective meanings set forth in the Appendix attached hereto identified as the Definitions Appendix. The Definitions Appendix is incorporated herein by reference in its entirety and is a part of this Agreement to the same extent as if it had been set forth in this Section
1.01 in full.

                  Section 1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and all Consolidated Subsidiaries delivered to the Bank.

                                   ARTICLE II

                                   THE CREDIT

         Section 2.01 COMMITMENT TO LEND. The Bank agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time during the Revolving Credit Period in amounts such that: (a) the aggregate principal amount of Loans at any one time outstanding will not exceed the lesser of (i) the Commitment and (ii) the Borrowing Base; (b) the aggregate principal amount of Loans at any one time advanced and outstanding against the Alcore Borrowing Base do not exceed the Alcore Sublimit; and (c) the aggregate principal amount of Loans advanced and outstanding against the Lunn Borrowing Base do not exceed the Lunn Sublimit. Within the foregoing limits and sublimits, the Borrower may borrow, prepay and reborrow Loans at any time during the Revolving Credit Period.

                  Section 2.02      METHODS OF BORROWING.

                  (a) Notice of Borrowing; Borrowing Base Certificate. Except as

otherwise provided in this Section, each of Alcore and Lunn may, with the approval of the Bank, give the Bank notice substantially in the form of Exhibit A -- Notice of Borrowing (a "Notice of Borrowing") not later than 12:00 P.M. (local time in Baltimore, Maryland) on the date of each requested Loan, specifying the date of such Loan and the amount of such Loan and such other information as is required to satisfy the requirements of Section 2.01 above.

                  (b) Operating Account Overdrafts. If on any day Items are presented to the Bank for payment against an Operating Account which Items, in the aggregate, would, if paid in full, cause the Available Balance in such Operating Account on such day to be less than $0, such presentation shall be deemed to be a request by the applicable Borrower for a Loan on the date of such presentation in an amount equal to the amount (rounded upward to the nearest $1,000) required to cause such Available Balance to equal $0.

                  (c) Overdrafts in Other Accounts. The Bank may, at its option, pay any Item which will cause any deposit account maintained by the Borrower with the Bank to become overdrawn, and such payment shall be deemed a Loan hereunder.

                  Section 2.03 FUNDING OF LOANS. The Bank shall disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to Section
2.02 as follows:

                  (a) The proceeds of each Loan under Section 2.02(a) shall be made available by the Bank to the applicable Borrower in Federal or other funds immediately available at the Bank's address referred to in Section 8.01.

                  (b) The proceeds of each Loan under Section 2.02(b) or (c) shall be disbursed by the Bank by way of direct payment of the relevant Item or by way of deposit to the Operating Account of the amount set forth in Section 2.02(b), as the case may be.

                  Section 2.04      NOTE.

                  (a) Evidence of Loans. The Loans shall be evidenced by a single Note made by Alcore and Lunn, jointly and severally, as co-borrowers, payable to the order of the Bank in the principal amount of $6,000,000.

                  (b) Records of Amounts Due. The Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by each Borrower with respect thereto, and may, if the Bank so elects in connection with any transfer or enforcement of the Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Note. The Bank is hereby irrevocably authorized by the Borrower so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

                  Section 2.05      INTEREST RATES.

                  (a) LIBOR-Based Rate. Except as otherwise provided in subsection (c) below, each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the applicable LIBOR-based Rate for such day. Such interest shall be payable for each month in arrears on the first day of the immediately succeeding calendar month.

                  The "Adjusted London Interbank Offered Rate" means on any day a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the London Interbank Offered Rate for such day by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  "LIBOR-based Rate" means for any day, the sum of (i) the Adjusted London Interbank Offered Rate for such day plus (ii) 250 basis points.

                  The "London Interbank Offered Rate" means the rate per annum designated as the British Bankers' Association settlement rate as of 11:00 A.M. (London time) for one month deposits in Dollars in the London interbank market that appears on the display on page 3750 (under the caption "USD" of the Telerate Services, Incorporated screen (the "Telerate Screen") (or on such other display as may replace such page on the Telerate Screen) at such time) each Euro-Dollar Business Day; provided that if no offered quotations appear on the Telerate Screen or if quotations are not given on the Telerate Screen for such one month period, then the London Interbank Offered Rate shall mean the rate per annum determined by the Bank at which United States Dollars in the amount of $5,000,000 are being offered to leading banks in the London interbank market for Dollar deposits at approximately 11:00 A.M. London time two Euro-Dollar Business Days prior to such day for settlement in immediately available funds by leading banks in the London interbank market for a one month period.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to

United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  The LIBOR-based Rate shall change from time to time with changes to occur on the date the London Interbank Offered Rate changes on the Telerate Screen page 3750, or if such rate is not available, by reference to the rate being offered to leading banks.

                  (b) Overdue Amounts. Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the LIBOR-based Rate or Base Rate, as the case may be, applicable to such Loan on such day.

                  (c) Base Rate. Each Loan required to be converted into or made as a Base Rate Loan pursuant to the provisions of Article VII shall bear interest on the outstanding principal amount thereof, for each day on which such Loan constitutes a Base Rate Loan, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each month in arrears on the first day of the immediately succeeding calendar month.

                  "Base Rate" means for any day, the Prime Rate.

                  "Prime Rate" means the rate announced by the Bank from time to time as its Prime Rate, as such rate may change from time to time with changes to occur on the date the Bank's Prime Rate changes. The Bank's Prime Rate is one of several interest rate bases used by the Bank. The Bank lends at rates above and below the Bank's Prime Rate, and the Borrower acknowledges that the Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by the Bank.

                  (d) Determination and Notice of Interest Rates. The Bank shall determine each interest rate applicable to the Loans hereunder. The Bank shall give prompt notice to the Borrower of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  Section 2.06      FEES.

                  (a) Servicing Fee. The Borrower shall pay to the Bank a monthly servicing fee (the "Servicing Fee") equal to $750.00. The Servicing Fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitment in its entirety), and be payable on the first day of the first month immediately following the Effective Date, and on the first day of each month thereafter, unless the Commitment is terminated prior to any such date, in which case all Servicing Fees which have accrued and remain unpaid shall be payable on the effective date of such termination.

                  (b) Commitment Fee. On the Effective Date, the Borrower shall pay to the Bank a commitment fee equal to $27,500.

                  (c) Audit Fees. Recurring field audits of the Borrower's books, records and assets will be conducted not more than semi-annually, and all costs thereof (estimated to be no more than $2,500 per audit) will be paid by the Borrower.

                  Section 2.07   TERMINATION, REDUCTION OR EXTENSION OF
                                 COMMITMENT.

                  (a) Optional Termination or Reductions of Commitment. The Borrower may, upon at least three Business Days' notice to the Bank, (i) terminate the Commitment at any time, if no Loans are outstanding at the time of termination or (ii) reduce from time to time the amount of the Commitment in excess of the aggregate outstanding principal amount of the Loans.

                  (b) Optional Extension of Commitment. In September, 1997 (and each September thereafter, if the Loan is extended), after receipt and review of each Borrower's quarterly financial statement, the Bank shall consider, in its sole discretion, extending the Revolving Credit Period for an additional twelve-month period.

                  Section 2.08      MATURITY AND REPAYMENT OF LOANS.

                  (a) Maturity at Termination Date. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

                  (b) Mandatory Prepayments of Loans Exceeding Borrowing Base. If on any day the aggregate outstanding principal amount of all Loans exceeds the Borrowing Base, the Borrower shall prepay, and there shall become due and payable, on such date the principal amount of the Loans equal to such excess, together with interest thereon to the date of repayment.

                  (c) Mandatory Repayments from Operating Accounts.

                           (i)      Deposits of Proceeds to Operating
Accounts.   The Borrower shall instruct all Account Debtors and other Persons obligated in respect of Accounts and other Collateral to make all payments in respect of the Accounts or other Collateral directly to the Bank (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Bank). Except as provided in Section 3.04 of the Security Agreement, all such payments made to the Bank with respect to Alcore shall be deposited in the Alcore Operating Account, and all such payments made to the Bank with respect to Lunn shall be deposited in the Lunn Operating Account. In addition to the foregoing, the Borrower agrees that if the proceeds of any Collateral (including the payments made in respect of Accounts) shall be received by it, the Borrower shall, unless Section 3.04 of the Security Agreement shall require otherwise, as promptly as possible deposit such proceeds to the appropriate Operating Account. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Bank and shall not be commingled with any other funds or property of the Borrower. The Borrower hereby irrevocably authorizes and empowers the Bank, its officers, employees and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Borrower prior to any endorsement or assignment thereof by the Bank. The Bank may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

                           (ii)     Loans Due to Extent of Available Balance.
Each Business Day, that principal amount of the Loans equal to the then Available Balance shall become due and payable.

                           (iii)    Withdrawals from Operating Account to Pay
Obligations. The Available Balance on deposit in each Operating Account, or so much thereof as is necessary to pay in full the Obligations referred to in this Section 2.08(c)(iii), shall be withdrawn by the Bank each Business Day and applied to repay the respective Obligations of each Borrower which are then due and payable (including those which become due and payable on such date pursuant to subsection (ii) above).

                  (d) Optional Prepayments of Loans. The Borrower may upon at least one Business Day's notice to the Bank, prepay any Loan, in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The notice of prepayment delivered by the Borrower to the Bank shall not be revocable by the Borrower following its receipt by the Bank.

                  Section 2.09 GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of principal of and interest on the Loans and fees hereunder not later than 12:00 Noon (local time in Baltimore, Maryland) on the date when due, without set-off, counterclaim or other deduction, in Federal or other funds immediately available in Baltimore, Maryland, to the Bank at its address referred to in Section 8.01. Each Borrower hereby irrevocably authorizes the Bank to deduct from its respective Operating Account at any time such amount as may then be necessary to pay Obligations referred to in clause (ii)(A) of the definition of Available Balance. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  Section 2.10 COMPUTATION OF INTEREST AND FEES. Interest on Loans hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                   ARTICLE III

                                   CONDITIONS


                  Section 3.01 CONDITIONS TO CLOSING. The obligation of the Bank to make the first Loan hereunder is subject to the satisfaction of the following conditions:

                  (a) Effectiveness. This Agreement shall have become effective in accordance with Section 8.08.

                  (b) Note. On or prior to the Closing Date, the Bank shall have received a duly executed Note dated on or before the Closing Date complying with the provisions of Section 2.04.

                  (c) Other Loan Documents. Each of the Loan Documents to be executed on or before the Closing Date shall be in form and substance satisfactory to the Bank and shall have been duly executed and delivered to the Bank by each of the parties thereto.

                  (d) Adverse Change, etc. On the Closing Date, nothing shall have occurred (and the Bank shall not have become aware of any facts or conditions not previously known) which the Bank shall determine has, or could reasonably be expected to have, a Material Adverse Effect.

                  (e) Officer's Certificate. The Bank shall have received a certificate dated the Closing Date signed on behalf of the Borrower by the Chairman of the Board, the President, any Vice President or the Treasurer of each Borrower stating that (x) on the Closing Date and after giving effect to the Loan being made on the Closing Date, no Default or Event of Default shall have occurred and be continuing and (y) to the best knowledge and belief of such officer, the representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the Closing Date.

                  (f) Opinion of Borrower's Counsel. On the Closing Date, the Bank shall have received from counsel to the Borrower an opinion addressed to the Bank, dated the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters incident to the transactions contemplated hereby as the Bank may reasonably request.

                  (g) Corporate Proceedings. On the Closing Date, the Bank shall have received (i) a copy of each Borrower's articles or certificate of incorporation (or analogous organizational documents), as amended, certified by the applicable state filing office; (ii) certificates of the Maryland Department of Assessments and Taxation and the Secretary of State of New York with respect to Alcore, and certificates of the Secretary of State of Delaware and the Secretary of the State of New York with respect to Lunn, dated as of a recent date, as to the good standing and if available listing in long-form the charter or similar organizational documents of the Borrower on file; and (iii) a certificate of the Secretary or an Assistant Secretary of each Borrower dated the Closing Date and certifying (A) that the articles or certificate of incorporation of such Borrower have not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause (ii) above, (B) as to the absence of dissolution or liquidation proceedings by or against such Borrower, (C) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on the date of such certification and all other times relevant to the transactions contemplated hereby, (D) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of such Borrower authorizing the execution, delivery and performance of the Credit Agreement, the Note and the Security Agreement and each other document delivered in connection herewith or therewith and that said resolutions have not been amended and are in full force and effect on the date of such certificate, (E) as to the incumbency and specimen signatures of each officer of such Borrower executing this Agreement, the Note and the Security Agreement or any other document delivered in connection herewith or therewith and (F) certifying as to the names and respective jurisdictions of incorporation of all Subsidiaries of such Borrower existing on the Closing Date. The certificate referred to in clause (iii) of this subsection shall be substantially in the form of such certificate as attached to the Memorandum of Closing furnished by counsel for the Bank.

                  All corporate and legal proceedings and instruments and agreements relating to the transactions contemplated by this Agreement or in any other document delivered in connection therewith shall be satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (h) Perfection of Security Interests; Search Reports. On or prior to the Closing Date, the Bank shall have received:

                           (i) a Perfection Certificate of the Borrower, substantially in the form of Exhibit A to the Security Agreement;

                           (ii) appropriate Financing Statements (Form UCC-1 or
                  such other financing statements or similar notices as shall be required by local law) fully executed for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Bank, to perfect the security interests purported to be created by the Loan Documents;

                           (iii) copies of reports from Prentice-Hall Financial
                  Services or other independent search service reasonably satisfactory to the Bank listing all effective financing statements that name each Borrower (under its present name and any previous name and, if requested by the Bank, under any trade names) as debtor or seller that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Bank shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing; and

                           (iv) evidence of the completion of all other filings
                  and recordings of, or with respect to, the Loan Documents as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests intended to be created by the Loan Documents.

                  (i) Closing Date Borrowing Base Certificate. On the Closing Date, each Borrower shall have delivered to the Bank an initial Borrowing
Base Certificate meeting the requirements of Section 5.01(f) hereof.

                  (j) Payment of Fees. All costs, fees and expenses due to the Bank on or before the Closing Date shall have been paid.

                  (k) Counsel Fees. The Bank shall have received payment from the Borrower of the fees and expenses of Piper & Marbury L.L.P.
described in Section 8.03 which are billed through the Closing Date, which shall not exceed $7,500 plus disbursements.

                  (l) Cash Management and Depository Accounts. On or before the Closing Date, each Borrower shall have established its respective cash management and depository accounts with the Bank.

                  (m) Field Audits. On or before the Closing Date, the Bank shall have received (a) an initial audit of each Borrower's Inventory, (b) an initial audit of all of each Borrower's Machinery and Equipment in all locations, and (c) an initial audit of each Borrower's books, records and other assets. Such initial audits shall be paid for by the Bank, prepared by a firm acceptable to the Bank, and otherwise be satisfactory to the Bank in form and substance.

         The Bank shall promptly notify the Borrower of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. The documents referred to in this Section shall be delivered to the Bank no later than the Closing Date. The certificates and opinion referred to in this Section shall be dated the Closing Date.

                  Section 3.02 CONDITIONS TO ALL LOANS. The obligation of the Bank to make each Loan is subject to the satisfaction of the following conditions:

                  (a) the fact that the Closing Date shall have occurred;

                  (b) the fact that, immediately after the making of such Loan,

the aggregate outstanding principal amount of all Loans shall not exceed the lesser of (A) the Commitment and (B) the Borrowing Base;

                  (c) the fact that, immediately after making such Loan, neither the Alcore Sublimit nor the Lunn Sublimit is exceeded;

                  (d) the fact that, immediately before and after the making of such Loan, no Default shall have occurred and be continuing; and

                  (e) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Loan.

Each Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Loan as to the facts specified in clauses (iii) and
(iv) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  Section 4.01 CORPORATE EXISTENCE AND POWER. Each Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Borrower and each of its Subsidiaries is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a Material Adverse Effect.

                  Section 4.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing as shall have been taken or made and that is in full force and effect from and after the Closing Date) and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles or certificate of incorporation or by-laws (or analogous organizational documents) of the Borrower or any Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  Section 4.03 BINDING EFFECT. Each Loan Document to which the

Borrower is a party constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  Section 4.04      FINANCIAL CONDITION.

                  (a) Audited Financial Statements. The consolidated balance sheet of the Borrower and all Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand, copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and all Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year. As of the date of such financial statements, the Borrower and all Consolidated Subsidiaries did not have any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in any of such financial statements or notes thereto.

                  (b) Interim Financial Statements. The unaudited consolidated balance sheet of the Borrower and all Consolidated Subsidiaries as of June 30, 1996 and the related unaudited consolidated income statements for the twelve months then ended, copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and all Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such twelve-month period (subject to normal year-end audit adjustments).

                  (c) Material Adverse Change. Since June 30, 1996 there has been no material adverse change in condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of the Borrower and all Consolidated Subsidiaries, considered as a whole.

                  Section 4.05 LITIGATION. Except as described in Schedule 4.05 attached hereto and made a part hereof, there is no action, suit, proceeding or investigation pending against, or to the knowledge of the Borrower threatened against, contemplated or affecting, the Borrower or any of its Subsidiaries before any court, arbitrator or any governmental body, agency or official which has, or, if adversely determined, could reasonably be expected to have, a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of this Agreement or the Note, and there is no basis known to the Borrower or any of its Subsidiaries for any such action, suit, proceeding or investigation.


                  Section 4.06 REGULATION U; USE OF PROCEEDS. The Borrower and its Subsidiaries do not own any "margin stock" as such term is defined in Regulation U. The proceeds of the Loans will be used by the Borrower only for the purposes set forth in Section 5.17 hereof.

                  Section 4.07 REGULATORY RESTRICTIONS ON BORROWING. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

                  Section 4.08 SUBSIDIARIES. Part I of Schedule 4.08 (as such Schedule may be supplemented by a writing delivered by the Borrower to the Bank from time to time after the Effective Date) hereto lists each Subsidiary of the Borrower (and the direct and indirect ownership interests of the Borrower therein), in each case existing on the Effective Date. Except as set forth on
Part 1 of such Schedule 4.08, each such Subsidiary existing on the date hereof is, and, in the case of any additional corporate Subsidiaries formed after the Effective Date, each of such additional corporate Subsidiaries will be at each time that this representation is made or deemed to be made after the Effective Date, a wholly-owned Subsidiary that is a corporation duly incorporated, validly existing and, to the extent relevant in such jurisdiction, in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Except as listed on Part 2 of Schedule 4.08 (as such Schedule may be supplemented by a writing delivered by the Borrower to the Bank from time to time after the Effective
Date), neither the Borrower nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

                  Section 4.09 FULL DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. Except for economic trends generally known to the public affecting generally the industry in which the Borrower and its Subsidiaries conduct their business, the Borrower has disclosed to the Bank in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                  Section 4.10 TAX RETURNS AND PAYMENTS. Except as described in
Schedule 4.10 attached hereto and made a part hereof, each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than those not yet delinquent and except for those contested in good faith. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves (in good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  Section 4.11 COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  Section 4.12 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns or possesses or holds under valid non-cancelable licenses all Patents, Trademarks, service marks, trade names, copyrights, Licenses and other intellectual property rights that are necessary for the operation of their respective properties and businesses, and neither the Borrower nor any of its Subsidiaries is in violation of any provision thereof. The Borrower and its Subsidiaries conduct their business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or any other intellectual property right of others and there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Borrower and its Subsidiaries.

                  Section 4.13 NO BURDENSOME RESTRICTIONS. No contract, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation has had or is reasonably expected to have a Material Adverse Effect.

                  Section 4.14 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted at any such facility, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                  Section 4.15 ACCOUNTS. With respect to each Account, all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and all papers and documents (if any) relating thereto: (i) represent legal, valid and binding obligations of the respective Account Debtor, subject to adjustments customary in the business of the Borrower, with respect to unpaid indebtedness incurred by such Account Debtor in respect of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) are the only original writings evidencing and embodying such obligation of the Account Debtor named therein (other than copies created for general accounting purposes) and are in compliance with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

                                  ARTICLE V

                                  COVENANTS

                  The Borrower agrees that, so long as the Bank has any Commitment hereunder or any Obligation remains unpaid:

                  Section 5.01 INFORMATION. The Borrower will deliver or cause to be delivered to the Bank:

                  (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and all Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by Coopers & Lybrand or other independent public accountants satisfactory to the Bank, which opinion shall not be qualified as to the scope of the audit and which shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception or qualification arising out of the scope of the audit.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 50 days after the end of each quarter of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and all Consolidated Subsidiaries as of the end of such fiscal quarter (with all supporting schedules), the related consolidated and consolidating statements of income and cash flows of the Borrower and all Consolidated Subsidiaries for such quarter, and a profit and loss statement of the Borrower and its Consolidated Subsidiaries, setting forth in each case in comparative form the figures for the corresponding quarter of the Borrower's previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or chief accounting officer of the Borrower.

                  (c) Officer's Certificate. Simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of the chief financial officer or chief accounting officer of the Borrower, (i) if applicable, setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.12, 5.15, and 5.19 through 5.22, on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (iii) stating whether, since the date of the most recent previous delivery of financial statements pursuant to subsections (a) and
(b) of this Section, there has been any material adverse change in the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of the Borrower and all Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change.

                  (d) Accountant's Certificate. Simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants which reported on such statements as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and whether the Borrower is in compliance with the financial covenants set forth in the Loan Documents, and confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to subsection (c) above.

                  (e) Borrowing Base Certificate. As soon as available and in any event within 10 days after the end of each calendar month, a Borrowing Base Certificate executed by the chief financial officer or chief accounting officer of each Borrower setting forth the Alcore Borrowing Base and the Lunn Borrowing Base, respectively, as of the last Business Day of such month, each of which certificates shall include Eligible Accounts, Eligible Inventory, their advance rates, the then applicable Machinery and Equipment Advance (as reduced that month), and the aggregate amount of Loans outstanding to each Borrower.

                  (f) Accounts Receivable, Account Payable Agings and Inventory Reports. As soon as available and in any event within 10 business days after the end of each calendar month:

                           (i) a report listing all Accounts of each Borrower as
                  of the last Business Day of such month, which report shall include a detailed listing or the amount and age of each Account, a summary listing with the name and mailing address of each Account Debtor, the original date of each invoice, a reconciliation statement, and such other information as the Bank may require in order to verify the Eligible Accounts, all in reasonable detail and in form satisfactory to the Bank;

                           (ii) a report listing all Inventory of each Borrower
                  as of the last Business Day of such month, which shall include the cost and location thereof and such other information as the Bank may require in order to verify the Eligible Inventory (including, without limitation, individual values for raw materials, work-in-progress, finished products and any inventory obsolescence), all in reasonable detail and in form satisfactory to the Bank; and

                           (iii) a report listing all accounts payable of each
                  Borrower (including a detailed aging of payables by total and a summary aging of payables by vendor and vendor address, a reconciliation statement and original invoice dates) in reasonable detail and in form satisfactory to the Bank.

                  (g) Default. Forthwith upon the occurrence of any Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

                  (h) Litigation. As soon as reasonably practicable after obtaining knowledge of the commencement of, or of a material threat of the commencement of, an action, suit, proceeding or investigation against the Borrower or any of its Subsidiaries which could materially adversely affect the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or could otherwise have a Material Adverse Effect or which in any manner questions the validity of this Agreement or any of the other transactions contemplated hereby or thereby, an explanation of the nature of such pending or threatened action, suit, proceeding or investigation and such additional information as may be reasonably requested by the Bank.

                  (i) Auditors' Management Letters. Promptly upon receipt thereof, copies of each report submitted to the Borrower or any of its Consolidated Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Consolidated Subsidiaries including, without limitation, each report submitted to the Borrower or any of its

      Consolidated Subsidiaries concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of the Borrower and its Consolidated Subsidiaries.

                  (j) Tax Returns. Within 30 days after filing, copies of (i) all federal, state and local income tax returns filed by the Borrower or any Subsidiary, (ii) all quarterly reports by the Borrower or any Subsidiary on Form 941 and (iii) all annual FUTA tax returns of the Borrower or any Subsidiary.

                  (k) ERISA Matters. If and when any member of the ERISA Group
      (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
      (vii) fails to make any payment-or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

                  (l) Reports and Proxies. The Borrower shall deliver to the
Bank: (i) prior to or simultaneously with its annual financial statements, copies of all 10K's, (ii) prior to or simultaneously with its quarterly financial statements, (A) copies of all 10-Q's, and (B) a current backlog report, and (iii) promptly following the date of items, copies of all other financial statements, reports, notices and proxy statements which are sent to stockholders of the Borrower or its Consolidated Subsidiaries, and all regular and periodic reports required to be filed by Borrower or its Consolidated Subsidiaries with any governmental agency or authority.


                  (m) Environmental Matters. Promptly, upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon the Borrower's obtaining knowledge of, (i) the existence or alleged existence of a violation of any applicable Environmental Law in connection with any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, (ii) any release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case in which there is a reasonable likelihood of an adverse decision or determination which could result in a Material Adverse Effect.

                  (n) Other Information. From time to time such additional financial or other information regarding the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or any of its Subsidiaries as the Bank may reasonably request.

                  Section 5.02 PAYMENT OF OBLIGATIONS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, as the same shall become due and payable, (i) all their respective obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of their properties or assets and (ii) all lawful taxes, assessments and charges or levies made upon their properties or assets, by any governmental body, agency or official, except where any of the items in clause (i) or (ii) of this Section 5.02 may be diligently contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books, if required under generally accepted accounting principles, appropriate reserves for the accrual of any such items.

                  Section 5.03      MAINTENANCE OF PROPERTY; INSURANCE.

                  (a) Maintenance of Properties. The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear.

                  (b) Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance with financially sound and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate. The Borrower will deliver to the Bank upon request from time to time full information as to the insurance carried.


                  Section 5.04 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred.

                  Section 5.05 COMPLIANCE WITH LAWS. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where noncompliance could not reasonably be expected to have a Material Adverse Effect. Section 5.06 ACCOUNTING; INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to their respective businesses and activities, will maintain, and will cause each of its Subsidiaries to maintain, their respective fiscal reporting periods on the present basis and will permit, and will cause each of its Subsidiaries to permit, representatives of the Bank to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  Section 5.07 COLLECTION OF ACCOUNTS. The Borrower shall use its best efforts to cause to be collected from each Account Debtor, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The Borrower shall not rescind or cancel any indebtedness or obligation evidenced by any Account, modify, make adjustments to, extend, renew, compromise or settle any material dispute, claim, suit or legal proceeding relating to or sell or assign any Account, or interest therein, without the prior written consent of the Bank, except that, subject to the rights of the Bank under the Loan Documents, if a Default or an Event of Default shall have occurred and be continuing, the Borrower may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Borrower finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of discounts, over-billings and miscellaneous credits, all in accordance with the Borrower's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by the Borrower or the Bank, shall be borne by the Borrower.

                  Section 5.08 NOTIFICATION TO ACCOUNT DEBTORS. Upon the effectiveness of this Agreement, the Borrower will promptly notify each Account Debtor in respect of any Account or Instrument that any payments due or to become due in respect of such Collateral are to be made in the name of the Borrower to such address and post office box as shall be specified by the Bank. Except as set forth in Section 3.04 of the Security Agreement, each such payment shall, upon receipt by the Bank, be deposited in the Operating Account in accordance with Section 2.08(c). Upon the occurrence of a Default or an Event of Default, the Borrower will promptly notify (and the Borrower hereby authorizes the Bank so to notify) each Account Debtor in respect of any Account or Instrument that such Collateral has been assigned to the Bank and that any payments due or to become due in respect of such Collateral are to be made directly to the Bank in accordance with Section 3.04 of the Security Agreement.

                  Section 5.09 RESTRICTION ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the Uniform Commercial Code as in effect in any applicable jurisdiction or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 5.09 shall not prevent the creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "Permitted Liens"):

         (a)      Liens created by the Loan Documents;

         (b)      other Liens in favor of the Bank;

         (c) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

         (d) Liens imposed by law securing the charges, claims, demands or levies of carriers, warehousemen, mechanics and other like persons which were incurred in the ordinary course of business which (A) do not in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (B) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such lien; and

         (E) LIENS (OTHER THAN ANY LIENS IMPOSED BY ERISA OR PURSUANT TO ANY ENVIRONMENTAL LAW) NOT SECURING DEBT OR DERIVATIVES OBLIGATIONS INCURRED OR DEPOSITS MADE IN THE ORDINARY COURSE OF BUSINESS IN CONNECTION WITH WORKERS' COMPENSATION, UNEMPLOYMENT INSURANCE AND OTHER TYPES OF SOCIAL SECURITY, OR TO SECURE THE PERFORMANCE OF TENDERS, STATUTORY OBLIGATIONS, SURETY BONDS (OTHER THAN APPEAL BONDS), BIDS, LEASES, GOVERNMENT CONTRACTS, PERFORMANCE AND RETURN-OF-MONEY BONDS AND OTHER SIMILAR OBLIGATIONS INCURRED IN THE ORDINARY COURSE OF BUSINESS.

         The parties acknowledge that Alcore intends (a) to purchase the land and the building presently being leased by Alcore at 1324 Brass Mill Road, Belcamp, Maryland, as well certain additional land and equipment, and (b) to finance such purchase with tax-exempt financing to be provided by the Maryland Industrial Development Finance Authority ("MIDFA") and either the Bank or another lender. In the event that such tax-exempt financing is provided by another lender, the Bank agrees to subordinate its blanket lien covering the Alcore Equipment to the lien of MIDFA and such other lender with respect to any new equipment purchased with the proceeds of such tax-exempt financing, provided that such new equipment is excluded from the Alcore Borrowing Base for purposes of this Agreement.

         Section 5.10 LIMITATION ON GUARANTEES. Neither the Borrower nor any of its Subsidiaries shall Guarantee any Debt of any Person or Persons.

         Section 5.11 NO VOLUNTARY PREPAYMENT OF SUBORDINATED DEBT AND LONG TERM DEBT. Except as described in Schedule 5.11 attached hereto and made a part hereof, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, redeem, retire, purchase, acquire, defease or otherwise make any payment in respect of the principal of any Long Term Debt at a date in advance of its legal obligations to do so.

         Section 5.12 CONSOLIDATED CAPITAL EXPENDITURES. Unless previously approved by the Bank, the

Borrower will not make any Consolidated Capital Expenditures for any fiscal year in excess of $2,000,000, excluding Consolidated Capital Expenditures for the purchase of, and improvements to, the facility currently leased by Alcore and located at 1324 Brass Mill Road, Belcamp, Maryland.

         Section 5.13 CHANGE OF MANAGEMENT. The Borrower will not make any material change of management.

         Section 5.14 INVESTMENTS; LINE OF BUSINESS. Neither the Borrower nor any Subsidiary will make or acquire any Investment in any Person, exclusive of loans and advances to employees in the ordinary course of business, which loans or advances, in the aggregate, at any time in excess of $500,000 outstanding.


         Section 5.15 LIMITATION ON DEBT. Unless previously approved by the Bank in writing, neither Borrower nor any of its Consolidated Subsidiaries shall, directly or indirectly, become liable for any Consolidated Debt, contingent or direct, if, giving effect to such additional Debt on a pro forma basis, causes the aggregate amount of Borrower's Debt, excluding Debt outstanding with the Bank, to exceed $500,000.

         Section 5.16. CHANGE IN FISCAL YEAR. The Borrower shall not, without the Bank's prior consent, change its fiscal year.

         Section 5.17 USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower to (a) finance accounts receivable and inventory purchases of the Borrower, (b) refinance existing term debt of the Borrower, (c) finance working capital needs of the Borrower, and (d) satisfy short-term financing needs for Equipment purchases. No such use of the proceeds for general corporate purposes will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         Section 5.18 TRANSACTIONS WITH OTHER PERSONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the right of the Borrower or any of its Subsidiaries to amend or waive any of the provisions of this Agreement or any other Loan Document.

         Section 5.19 CONSOLIDATED CURRENT RATIO. The Consolidated Current Ratio of Borrower, measured quarterly, shall not be less than 1.00 to 1.00.

         Section 5.20 MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth, measured quarterly, will at no time be less than $9,800,000.

         Section 5.21 CONSOLIDATED DEBT TO CONSOLIDATED TANGIBLE NET WORTH. The ratio of (i) Consolidated Debt (including Subordinated Debt) to (ii) Consolidated Tangible Net Worth, will not exceed 1.00 to 1.00, measured quarterly.

         Section 5.22 CONSOLIDATED CASH FLOW COVERAGE RATIO. The Consolidated Cash Flow Coverage Ratio will not be less than 1.25 to 1.00, measured quarterly.

         Section 5.23 CASH MANAGEMENT RELATIONSHIP. Each Borrower will maintain its cash management accounts with the Bank.

         Section 5.24 DEPOSIT RELATIONSHIP. Each Borrower will maintain its primary depository relationship with the Bank. The parties hereto acknowledge and agree that Lunn may maintain its payroll account in New York with a financial institution other than the Lender.

         Section 5.25 INDEPENDENCE OF COVENANTS. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                                   ARTICLE VI

                                    DEFAULTS

         Section 6.01 EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of the Loans or shall fail to pay any interest on the Loans, any fee or any other amount payable hereunder or under the Note;

         (b) the Borrower shall fail to observe or perform any covenant contained in Article V (other than those contained in Sections 5.01 through 5.06);

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (i) or (ii) above) for 30 days after notice thereof has been given to the Borrower by the Bank;

         (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

         (e) the Borrower or any Subsidiary shall fail to make any payment or perform any collateralization obligation with respect to any Material Financial Obligations when due or within any applicable grace period;

         (f) the Borrower shall default in the payment or performance of any term, covenant, agreement or condition in any loan agreement, credit agreement, note, deed of trust, security agreement, pledge agreement or other contract securing or evidencing payment of any indebtedness to the Bank or any Affiliate or Subsidiary of the Bank, other than the Loan.

         (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal Bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a

Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000;

         (j) one or more judgments, orders for the payment of money, writs of attachment or garnishment against any property or debt due Borrower, or tax lien against any property or debt of Borrower, in excess of $500,000 in the aggregate shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

         (k) (A) the Bank shall in good faith determine that its prospect of receiving payment in full of the Obligations then outstanding or its ability to exercise its rights and remedies hereunder and under the other Loan Documents has been impaired, (B) an event or condition shall have occurred since the Effective Date which has or could reasonably be expected to have a Material Adverse Effect or (C) the Bank shall reasonably suspect that one or more Events of Default have occurred, and the Borrower, upon 30 days' notice thereof by the Bank, shall have failed to provide reasonably satisfactory evidence to the Bank that such Events of Default have not in fact occurred;

then, and in every such event, while such event is continuing, the Bank may (A) by notice to the Borrower terminate the Commitment and it shall thereupon terminate, and (B) by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind (except as set forth in clause (A) above), all of which are hereby waived by the Borrower; provided that in the case of any Default or any Event of Default specified in clause 6.01(g) or 6.01(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, the Commitment shall thereupon terminate and the Loans (together with accrued interest and accrued and unpaid fees thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE VII

                             CHANGE IN CIRCUMSTANCES

         Section 7.01 UNAVAILABILITY OF INTEREST RATE. If, at any time, (a) the Bank shall determine that, by reasons of circumstances affecting foreign exchange and interbank markets generally, the London Interbank Offered Rate in the applicable amounts are not being offered to the Bank; or (b)a new, or a revision in any existing law or interpretation or administration (including reversals) thereof, by any government authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to honor its obligations under this Agreement, (i) the Bank's obligation to make, maintain or convert into the Adjusted London Interbank Offered Rate shall be suspended; and
(ii) the applicable the Adjusted London Interbank Offered Rate shall immediately be converted to the Base Rate for the remainder of the applicable interest period. The Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Bank to make Loans at the LIBOR-based Rate shall be suspended and (ii) each outstanding Loan shall be converted into a Base Rate Loan on the date of such determination. Unless the Borrower notifies the Bank at least two Business Days before the date of any Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Loan shall instead be made as a Base Rate Loan.

         Section 7.02 ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make, maintain or fund Loans and the Bank shall so notify the Borrower, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Loans shall be suspended. If such notice is given, each Loan then outstanding which bears interest at the LIBOR-based Rate shall be converted immediately to a Base Rate Loan.


         Section 7.03      INCREASED COST AND REDUCED RETURN.

         (a) Increased Costs. If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject the Bank to any tax, duty or other charge with respect to its Loans, the Note or its obligation to make Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal executive office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, letters of credit issued or participated in by, or other credit extended by, the Bank or shall impose on the Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Loans, the Note or its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note with respect thereto, by an amount deemed by the Bank to be material, then, within 30 Business Days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts, as determined by the Bank in good faith, as will compensate the Bank for such increased cost or reduction.

         (b) Capital Adequacy. If the Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Bank (or its Parent) as a consequence of the Bank's obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 30 Business Days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank (or its Parent) for such reduction.


         (c) Notices. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, that will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         Section 7.04 BASE RATE LOANS SUBSTITUTED FOR AFFECTED LIBOR-BASED LOANS. If (i) the obligation of the Bank to make or maintain Loans has been suspended pursuant to Section 7.02 or (ii) the Bank has demanded compensation under Section 7.03(a) with respect to its Loans and the Borrower shall, by at least four Business Days' prior notice to the Bank have elected that the provisions of this Section shall apply, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans shall be Base Rate Loans, and

                  (b) after each of the Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal that would otherwise be applied to repay such Loans shall be applied to repay the Base Rate Loans instead.

If the Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall cease immediately to constitute a Base Rate Loan and shall thereafter bear interest in accordance with Section 2.05(a).

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01 NOTICES. Unless otherwise specified herein, all notices, requests and other communications to a party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (i) at its address, facsimile number or telex number set forth on the signature pages hereof, or (ii) at such other address, facsimile number or telex number as such party may hereafter specify for the purpose of communication hereunder by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails, certified mail, return receipt requested, with appropriate first class postage prepaid, addressed as specified in this Section or (iv) if given by any other means, when delivered at the address specified in this Section 8.01. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

                  Section 8.02 NO WAIVERS. No failure by the Bank to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 8.03      EXPENSES; INDEMNIFICATION.

                  (a) Expenses. With the exception of the Bank's legal fees and expenses incurred in connection with the preparation of the Loan Documents and the closing of the Line of Credit which shall be paid for by the Bank, the Borrower shall pay (i) all out-of-pocket expenses of the Bank, including fees and disbursements of special and local counsel for the Bank, in connection with the preparation and administration of this Agreement and the other Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including (without duplication) the fees and disbursements of outside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  (b) Indemnity in Respect of Loan Documents. The Borrower agrees to indemnify the Bank, its affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  (c) Indemnity in Respect of Environmental Liabilities. The Borrower hereby indemnifies the Bank from and against and agrees to hold each of them harmless from any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) of the Bank arising out of, in respect of or in connection with any and all violations or alleged violations of Environmental Laws. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against the Bank.

                  Section 8.04 AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

                  Section 8.05 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

                  Section 8.06 GOVERNING LAW. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Maryland.

                  Section 8.07  ARBITRATION; SUBMISSION TO JURISDICTION.

                  (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement, the Note or any other Loan Document ("Disputes") between parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from loan documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

                  Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which is located the office of the Bank identified in Section 8.01 as the place where notices are to be sent to the Bank. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Derivatives Obligations.

                  (b) Notwithstanding the preceding binding arbitration provisions, the Bank and the Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Bank and the Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Loan Document or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                  The Borrowers and the Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                  (c) Any legal action or proceeding with respect to this Agreement, the Note or any other Loan Document or any document related hereto or thereto may be brought in the courts of the State of Maryland or of the United States of America for the District of Maryland, and by execution and delivery of this Agreement the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. The Borrower hereby irrevocably and unconditionally waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of the forum non conveniens which it now or hereafter may have to the bringing of any action or proceeding in such respective jurisdictions. Service of process in any such case may be had against the Borrower by delivery in accordance with the notice provisions herein or as otherwise permitted by law, and the Borrower agrees that such service shall be valid in all respects for establishing personal jurisdiction over it.

                  Section 8.08 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Note constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Bank of counterparts hereof signed by each of the parties hereto.

                  Section 8.09 CONFIDENTIALITY. The Bank agrees to hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Person if reasonably incidental to the administration of the Loans,
(ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which had been publicly disclosed other than as a result of a disclosure by the Bank prohibited by this Agreement, (v) in connection with any litigation to which the Bank or its subsidiaries or parent may be a party, (vi) to the extent necessary in connection with the exercise of any remedy hereunder and (vii) to the Bank's legal counsel and independent auditors. The Bank or Bank's counsel may circulate promotional materials and place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web after the closing of the transactions contemplated by this Agreement in the form of a "tombstone" or otherwise describing the name of the Borrower and the amount, type and closing date of such transactions, all at their sole expense.

                  Section 8.10 WAIVER OF JURY TRIAL. Each Borrower waives trial by jury in any action or proceeding to which such Borrower and Lender may be parties, arising out of, in connection with or in any way pertaining to, this Agreement, the Note, the Security Agreement or any of the other Loan Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such action or proceedings, including claims against parties who are not parties to this Agreement. This waiver is knowingly, willingly and voluntarily made by each Borrower, and each Borrower hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Each Borrower further represents and warrants that it has been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, or has had the opportunity to be represented by independent legal counsel selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 BORROWER:

                             LUNN INDUSTRIES, INC.

                             By:_____________________________(SEAL)

                                  Name:  Alan W. Baldwin
                                  Title:  Chief Executive Officer and Chairman
                                  1 Garvies Point Road
                                  Glen Cove, New York  11542-2828
                                  Facsimile No.:________________

                             ALCORE, INC.

                             By:_____________________________(SEAL)
                                  Name:  Edward A. Kiley
                                  Title:     President/General Manager
                                  1324 Brass Mill Road
                                  Belcamp, Maryland  21017
                                  Facsimile No.:__________________

                                         FIRST UNION NATIONAL BANK OF

                                           MARYLAND

                                         By:_____________________________(SEAL)
                                              Name:  Robert Linthicum
                                              Title:     Vice President
                                              7 East Baltimore Street, 2nd Floor
                                              Baltimore, Maryland  21202
                                              Attn:  Robert Linthicum
                                              Facsimile No.:410-244-1236

                                                                  Schedule 4.08

                                                             SUBSIDIARIES
                                                                 PART I
                                                  PERCENT OF OUTSTANDING SHARES OF SUBSIDIARY
NAME OF SUBSIDIARY                                             OWNED BY LUNN
------------------------------------------------- ------------------------------------------------


                                                  PERCENT OF OUTSTANDING SHARES OF SUBSIDIARY
NAME OF SUBSIDIARY                                OWNED BY ALCORE
------------------------------------------------- ------------------------------------------------

                                                      PART II

                                                            Schedule 5.09

BORROWER  SECURED PARTY/LESSOR  JURISDICTION FILING TYPE  FILING NUMBER FILING DATE COLLATERAL DESCRIPTION
--------  --------------------  ------------ -----------  ------------- ----------- ----------------------










          --------------------- ------------ ------------ -------------- ---------- -----------------------


                                                                       EXHIBIT A

                         Form of Notice of Borrowing

_____________________, 199_

First Union National Bank of Maryland
1 East Baltimore Street
2nd Floor
Baltimore, Maryland  21202
Attn: Robert Linthicum

Ladies and Gentlemen:

                  This notice shall constitute a "Notice of Borrowing" pursuant to Section 2.02(a) of the Credit Agreement dated as of November __, 1996 (the "Credit Agreement") by and among Lunn Industries, Inc., Alcore, Inc. and First Union National Bank of Maryland. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

                  We hereby represent and warrant that all of the information set forth in the Borrowing Base Certificate attached hereto and made a part hereof is true and correct as of the date of this notice.

         The date of the Loan will be ________________, _________.

         The principal amount of the Loan will be $__________________.

         The Borrower of the Loan will be the Borrower whose name is set forth below.

         Transfer Instructions:

[Insert appropriate delivery instructions, which shall include bank and account number].

                           [BORROWER NAME]

                           By:____________________________________
                              Name:_______________________________
                              Title:________________________________

                                                                       EXHIBIT B

                                  Form of Note
                                                            Baltimore, Maryland
                                                               November _, 1996

                  For value received, LUNN INDUSTRIES, INC., a Delaware corporation, and ALCORE, INC., a Maryland corporation (collectively, the "Borrower"), jointly and severally promise to pay to the order of FIRST UNION NATIONAL BANK OF MARYLAND (the "Bank") the unpaid principal amount of each Loan made by the Bank to the Borrower (and/or either of them) pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in accordance with the provisions of the Credit Agreement.

                  All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Loan then outstanding shall be endorsed by the Bank on the schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This note is the Note referred to in the Credit Agreement [of even date herewith] [dated as of November __, 1996], between the Borrower and the Bank (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

ATTEST:                                 LUNN INDUSTRIES, INC.

____________________             By __________________________SEAL)
                                    Name: Alan W. Baldwin
                                    Title:  Chief Executive Officer and
                                            Chairman

[CORPORATE SEAL]

                                                     ALCORE, INC.

___________________              By:__________________________(SEAL)
                                    Name:  Edward A. Kiley
                                    Title:  President/General Manager

[CORPORATE SEAL]


                       LOANS AND PAYMENTS OF PRINCIPAL

                                                           Amount of           UNPAID
                     BORROWER        AMOUNT OF LOAN        Principal           PRINCIPAL            NOTATION
DATE                                                       Repaid              BALANCE              MADE BY
=============  ====================  ===================== ==================  ===================  ==================



=============  ====================  ===================== ==================  ===================  ==================

First Union National Bank of ___________________
November __, 1996

Page 1

                                                     EXHIBIT C

Form of Opinion of Counsel

November __, 1996

First Union National Bank of Maryland
1 East Baltimore Street
2nd Floor
Baltimore, Maryland  21202

Ladies and Gentlemen:

                  We have acted as counsel for Lunn Industries, Inc., a Delaware corporation ("Lunn"), and Alcore, Inc., a Maryland corporation (Alcore and Lunn being herein sometimes collectively called the "Borrower"), in connection with the Credit Agreement [of even date herewith] [dated as of November __, 1996] (the "Credit Agreement") between the Borrower and First Union National Bank of Maryland, a national banking association (the "Bank"). This opinion is being delivered pursuant to Section 3.01 of the Credit Agreement. Terms defined in the Credit Agreement and not defined herein are used herein as therein defined.

                  We have examined (i) executed copies of the Loan Documents,
(ii) unfiled copies of the financing statements on Form UCC-1 (the "Financing Statements") filed in the offices listed on Schedule I hereto (the "Filing Jurisdictions") executed by the Borrower, as debtor, in favor of the Bank, (iii) reports from [SEARCH SERVICE] as to copies of UCC financing statements naming the Borrower as debtor and of federal tax liens filed against the Borrower that are on file as set forth therein (the "Search Report") and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

                  In rendering the opinions expressed below, we have assumed (except with respect to the Borrower) (a) the valid existence and good standing in the jurisdiction of its organization of each of the parties to the Loan Documents; (b) the due authorization, execution and delivery of the Loan Documents by the parties thereto, (c) the corporate or partnership power and authority, as applicable, of each party to the Loan Documents to execute, deliver and perform the same, and that such execution, delivery and performance does not violate its certificate or articles of incorporation, bylaws or partnership agreement, as applicable, or any law or governmental rule or regulation applicable to it, (d) the genuineness of all signatures and the authority of all persons signing each of the Loan Documents on behalf of the parties thereto, (e) that each of the Loan Documents constitutes the legal, valid and binding obligation of each party to such Loan Document and is enforceable against each such party in accordance with its terms and (f) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to certain factual matters we have, to the extent deemed appropriate by us, relied upon certificates of officers of the Borrower and the representations made by the Borrower in the Loan Documents to which it is a party.

                  Based upon the foregoing, we are of the opinion that:

                  1. Lunn is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all corporate powers required to carry on its business as now conducted and is duly qualified as a foreign corporation in each jurisdiction where qualification or licensing is required by the nature of its

First Union National Bank of ___________________
November __, 1996

Page 2

business or the character and location of its property, business or customers and in which the failure so to qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on its business, financial position, results of operations or properties.

                  2. Alcore is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, has all corporate powers required to carry on its business as now conducted and is duly qualified as a foreign corporation in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure so to qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on its business, financial position, results of operations or properties.

                  3. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within its corporate power and have been duly authorized by all necessary corporate action of the Borrower. Each Borrower has duly executed and delivered the Loan Documents to which it is a party. Each Loan Document is a valid and binding agreement or obligation of each Borrower which is a party thereto, in each case enforceable against such Borrower in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) that certain of the remedial provisions in the Security Agreement may be limited by applicable law, although such limitations do not in our opinion make the remedies provided for therein inadequate for the practical realization of the principal benefit intended to be afforded thereby, and (iii) that provisions of the Loan Documents which permit the Bank to take action or make determinations or to require payments under indemnity and similar provisions may be subject to a requirement that such action be taken or such determination be made on a reasonable basis and in good faith and that any action or omission to act in respect of which such payment is so required be reasonable and in good faith.

                  4. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party (i) require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filings referred to in paragraph 8 of this opinion); (ii) do not contravene or constitute (with or without the giving of notice or lapse of time or both) a default under (A) any provision of applicable law or regulation or, to the best of our knowledge, (B) any material indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement relating to indebtedness known to us binding upon any Borrower or (C) any judgment, injunction, order, decree or other instrument known to us binding upon any Borrower; and (iii) do not result in the creation or imposition of any Lien (other than the Liens of the Loan Documents) on any asset of any Borrower. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party do not contravene any provision of the articles of incorporation or by-laws of the Borrower.

                  5. To the best of our knowledge, there is no action, suit, proceeding or arbitration pending or threatened against the Borrower before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially and adversely affect the business, financial position, results of operations or properties of the Borrower or which in any manner questions the validity of any Loan Document.

                  6. The Security Agreement creates security interests in favor of the Bank, as security for the Loans, the Note and all other Obligations, in such of the collateral purported to be covered thereby in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of Maryland (the "Article 9 Collateral"), except that the Security Agreement will create such security interests in property in which the Borrower has no present rights only when the Borrower acquires rights therein.

First Union National Bank of ___________________
November __, 1996

Page 3

                  7. (a) The Financing Statements have been duly filed in all of the Filing Jurisdictions. Accordingly, the security interests of the Bank in all right, title and interest of the Borrower in the Article 9 Collateral (the "Security Interests") have been (or when the Borrower acquires rights therein will be) perfected under the UCC to the extent that the perfection of a security interest under Article 9 of the UCC is achieved by the filing of a financing statement, and no further filing or recording of any document or instrument or other action will be required to perfect the Security Interests of the Bank under the UCC, except that: (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods provided in
Schedule I hereto; (ii) additional filings may be necessary if the Borrower changes its name, identity or corporate structure or the jurisdictions in which its chief executive office or the Article 9 Collateral are located; (iii) in the case of Collateral consisting of proceeds, perfection and the continuation of perfection of the Security Interests therein is limited to the extent set forth in Section 9-306 of the UCC and (iv) in the case of property which becomes part of the Collateral after the date hereof, Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by the debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

                  (b) As of each of the dates specified in the Search Report, there were no

                  (i) UCC financing statements naming the Borrower as debtor or seller and covering any of the Article 9 Collateral,

                  (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Code) or any lien of the PBGC (filed pursuant to
Section 4068 of ERISA) covering any of the Collateral, or

                  (iii) judgment liens covering any of the Collateral listed in the available records in any Filing Jurisdiction, except as set forth therein, and the Filing Jurisdictions are all of the offices (i) prescribed under the UCC as offices in which filings should be made to perfect security interests in the Article 9 Collateral which are perfected by filing, and (ii) having files which must be searched in order to determine fully the existence of notices of the filing of federal tax liens (filed pursuant to Schedule 6323 of the Code) liens of the PBGC (filed pursuant to Section 4068 of ERISA) or judgment liens on the Collateral.

                  The opinions herein expressed are limited in all respects solely to the matters governed by the internal laws of the State of Maryland and the federal laws of the United States of America. Insofar as the matters covered in this opinion pertaining to Articles 8 or 9 of the UCC are governed by the laws of any State other than the State of Maryland, we have based our opinions with regard thereto on our review of unofficial compilations of the UCC as in effect therein as reported by the [West Publishing Company], and we have otherwise assumed without independent investigation that the laws of each such State are in all relevant aspects identical to the laws of the State of Maryland.

                  This opinion is issued solely for your benefit, and is not to be relied upon by any other entity.

                                                     Very truly yours,

                              DEFINITIONS APPENDIX

                  The definitions set forth in this Definitions Appendix are incorporated by reference into Section 1.01 of the Credit Agreement dated as of November __, 1996, by and among Lunn Industries, Inc., a Delaware corporation, and Alcore Inc., a Delaware corporation, and First Union National Bank of Maryland, national banking association (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Reference in this Definitions Appendix to "this Agreement", "herein", "hereof", "hereunder" and to any Article or Section shall be interpreted to mean the Credit Agreement and the referenced Article or Section, including this Definitions Appendix.

                  "ACCOUNTS" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Borrower, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Borrower arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Borrower's rights in, to and under all purchase orders for goods, services or other property, and all of the Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Borrower), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  "ACCOUNT DEBTOR" means, with respect to any Account, Document, Instrument or General Intangible, any Person obligated to make payment thereunder, including, without limitation, any account debtor thereon.

                  "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.05(a).

                  "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Credit Agreement, as it may be amended, modified or supplemented from time to time.


                  "ALCORE" means Alcore Inc., a Delaware corporation, and its Consolidated Subsidiaries and Affiliates.


                  "ALCORE BORROWING BASE" means at any date an amount equal to
(i) eighty-five percent (85%) of the aggregate Net Unpaid Balance of all Eligible Accounts of Alcore; plus (ii) the lesser of $1,750,000 or fifty percent (50%) of the value of all Eligible Inventory of Alcore; plus (iii) the then applicable Alcore Machinery and Equipment Borrowing Base, minus (iv) the Liquidation Reserve.


                  "ALCORE MACHINERY AND EQUIPMENT BORROWING BASE" means the maximum amount under the Alcore Borrowing Base which may be advanced against Alcore's Machinery and Equipment from time to time, which amount shall equal $1,072,000 on the Closing Date, but which amount will be automatically and permanently reduced by $17,867 each month commencing on the first day of the second month immediately following the Closing Date, and continuing on the first day of each month thereafter.

                  "ALCORE OPERATING ACCOUNT" means the demand deposit account maintained with the Bank by Alcore on which Alcore draws checks to pay its operating expenses.

                  "ALCORE SUBLIMIT" means $4,500,000, the maximum amount of Loans that may be advanced to Alcore on the basis of the Alcore Borrowing Base.

                  "ASSIGNED AGREEMENTS" means those contracts and agreements of the Borrower identified in or pursuant to Section 7 of the Perfection Certificate, as the same may be amended, modified or supplemented from time to time.

                  "AVAILABLE BALANCE" means at any time, (i) without duplication, all funds on deposit in an Operating Account on such day which the Bank, in accordance with its standard practices for posting of debits and credits to demand deposit accounts of a type similar to such Operating Account, deems to be collected funds, including, without limitation, all wire transfers credited to such Operating Account at such time and all other Federal or other immediately available funds on deposit in or deposited into such Operating Account at such time less (ii) the sum of (A) all interest, fees and other Obligations not constituting principal of the Loans which Obligations are due and payable at such time and (B) all Items deducted from such Operating Account at such time.

                  "BANK" means First Union National Bank of Maryland, a national banking association, and its successors and assigns.

                  "BASE RATE" has the meaning set forth in Section 2.05(c).


                  "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to Section 2.05(c).

                  "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "BORROWER" means, collectively, Lunn and Alcore, and individually, each of Lunn and Alcore, and their respective successors.

                  "BORROWING BASE" means, collectively, the Alcore Borrowing Base and the Lunn Borrowing Base.

                  "BORROWING BASE CERTIFICATE" means a certificate of Lunn or Alcore in a form satisfactory to the Bank containing a computation of its applicable Borrowing Base.

                  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Maryland are authorized by law to close.

                  "CAPITAL LEASE" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet.

                  "CASH EQUIVALENTS" means (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States of any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $250,000,000; provided, in each case that such investment matures within one year from the date of acquisition thereof by the Borrower.

                   "CASH PROCEEDS ACCOUNTS" has the meaning set forth in Section
3.04 of the Security Agreement.

                  "CLOSING DATE" means the date not later than November __, 1996 on which the Bank determines that the conditions specified in or pursuant to
Section 3.01 have been satisfied.

                  "COLLATERAL" means all right, title and interest of the Borrower in the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located:

                           (i)      Accounts;


                           (ii)     Inventory;

                           (iii)    General Intangibles;

                           (iv)     Documents;

                           (v)      Instruments;

                           (vi)     Equipment;

                           (vii)    Assigned Agreements;

                           (viii) the Collateral Accounts, all cash deposited therein from time to time, the Liquid Investments made pursuant to
         Section 3.04 of the Security Agreement and other monies and property (including deposit accounts) of any kind of the Borrower maintained with or in the possession or under the control of the Bank;

                           (ix)     all books and records (including, without
limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Collateral; and

                           (x)      all Proceeds of all or any of the
Collateral described in clauses (i) through (ix) above.

                  "COLLATERAL ACCOUNTS" means the Cash Proceeds Accounts, the Operating Accounts and the Insurance Account.

                  "COMMITMENT" means $6,000,000, as such amount may be increased or decreased pursuant to this Agreement.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period (including, without limitation, gross leases to be capitalized under generally accepted accounting principles and leasehold improvements), as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period, but excluding (to the extent that they would otherwise be included) any such expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

                  "CONSOLIDATED CASH FLOW COVERAGE RATIO" means the sum of net profit, taxes, interest expenses, depreciation and amortization divided by the sum of all current maturities of long term debt and capital lease obligations and interest expense of the Borrower and its Consolidated Subsidiaries.

                  "CONSOLIDATED CURRENT ASSETS" means the aggregate amount of all assets of the Borrower and its

Consolidated Subsidiaries which would, in accordance with generally accepted accounting principles, be defined as current assets.

                  "CONSOLIDATED CURRENT LIABILITIES" means the aggregate amount of all current liabilities of the Borrower and its Consolidated Subsidiaries, as determined in accordance with generally accepted accounting principles, but in any event shall include all liabilities except those having a maturity date which is more than one (1) year from the date as of which such computation is being made.

                  "CONSOLIDATED CURRENT RATIO" means the ratio of Consolidated Current Assets divided by Consolidated Current Liabilities.

                  "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense (including, without limitation, that attributable to Capital Leases, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs in respect of Derivatives Obligations) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

                  "CONSOLIDATED SUBSIDIARY" means with respect to any Person at any date, any Subsidiary of such Person or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles.

                  "CONSOLIDATED TANGIBLE NET WORTH" means at any date total assets (less Intangible Assets) minus total liabilities (including Subordinated
Debt) of the Borrower and its Consolidated Subsidiaries. For purposes of this definition, "Intangible Assets" means all intangible assets of the Borrower, including, without limitation, goodwill, franchises, patents, licenses, trademarks, copyrights, service marks, advances to Affiliates and related parties, trade names and brand names.

                  "DEBT" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations (and, for purposes of Section 5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person and (viii) all obligations of others Guaranteed by such Person.

                  "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                  "DIVIDEND" has the meaning set forth in Section 5.15.

                  "DOCUMENTS" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by the Borrower.

                  "DOLLARS" and the sign "$" means lawful money of the United States of America.

                  "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 8.08.

                  "ELIGIBLE ACCOUNTS" means all billed Accounts for goods delivered or services rendered owing to the Borrower, excluding:

                           (i) Accounts arising out of sales that are not in the ordinary course of the business of the Borrower;

                           (ii) Accounts on terms other than those normal or customary in the business of the Borrower;

                           (iii) Accounts owing from any person that is an Affiliate of the Borrower unless arising in the ordinary course of business conducted on an arm's-length basis;

                           (iv) Domestic accounts which are outstanding more than 90 days past the original invoice date with respect thereto;


                           (v) Foreign accounts (i.e., accounts generated by account debtors outside the United States) which are outstanding more than 120 days past the original invoice date with respect thereto;

                           (vi) Accounts of any (A) domestic Account Debtor if 50% or more of the Accounts of any such domestic Account Debtor are more than 90 days past original invoice date with respect thereto, or
         (B) any foreign Account Debtor if 50% or more of the Accounts of any such foreign Account Debtor are more than 120 days past the original invoice date, with respect thereto;

                           (vii) Accounts the liability for which has been disputed by the Account Debtor;

                           (viii) Accounts owing from any Person that shall take or be the subject of any action or proceeding;

                           (ix) Accounts owing from any Person that is also a supplier to or creditor of the Borrower;

                           (x) Accounts arising out of sales to Account Debtors outside the United States, unless the account is (A) fully backed by an irrevocable letter of credit containing terms acceptable to the Bank issued by a financial institution satisfactory to the Bank or by credit insurance in form substance satisfactory to the Bank, in either case naming the Bank as beneficiary, and (B) on terms acceptable to the Bank;

                           (xi)     Accounts arising out of sales on a
         bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

                           (xii) Accounts owing from an Account Debtor that is an agency, department or instrumentality of the United States or any state governmental authority in the United States unless the Borrower shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar state legislation in respect thereof and the Bank is satisfied as to the absence of set-offs, counterclaims and other defenses to payment on the part of the United States or such state governmental authority;

                           (xiii) Accounts representing billings in excess of costs and earnings and retainage;

                           (xiv) Accounts in respect of which the Security Agreement does not or has ceased to create a valid and perfected first priority Lien in favor of the Bank, subject only to Permitted Liens;

         and

                           (x) That portion of any Account which, when aggregated with all of the Accounts of that Account Debtor, exceeds 20% of the then aggregate of Eligible Accounts, unless the long-term senior debt of that Account Debtor has received a rating of at least BBB-minus from Standard and Poor's rating agency; and

                           (xi)     Any other Accounts, the validity,
         collectibility or amount of which is determined in good faith by the Borrower or the Bank to be doubtful.

                  "ELIGIBLE INVENTORY" means (i) all aluminum coil, metallic and non-metallic block Inventory in the possession of Alcore, and (ii) in the sole discretion of the Bank after review of a field audit, raw materials of Lunn excluding adhesives, in each case valued at the lower of cost or fair market value on a first-in, first-out basis, as to which the Bank has a first priority perfected security interest subject only to Permitted Liens, of a kind usually and customarily sold by the Borrower and which is not, because of damage, age, unmerchantability, obsolescence or any other condition or circumstance, materially impaired in condition, value or marketability in the good faith opinion of the Bank, excluding any inventory reserve, as determined by the Bank in its sole discretion.

                  "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "EQUIPMENT" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Borrower, including all items of machinery, equipment, furnishings and fixtures of every kind, whether affixed to real property or not, as well as all motor vehicles, automobiles, trucks, trailers, railcars, barges and vehicles of every description, trailers, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "EURO-DOLLAR BUSINESS DAY" means any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

                  "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in
Section 2.05(a).

                  "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

                  "FYE" and "FQE" mean fiscal year end and fiscal quarter end, respectively, and when used in conjunction with a particular month mean the date of ending of the relevant fiscal period nearest the last day of such month.

                  "GENERAL INTANGIBLES" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Borrower, including, without limitation, (i) all obligations and indebtedness owing to the Borrower (other than Accounts), from whatever source arising, (ii) all patents, trademarks, copyrights, licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, confidential or proprietary technical and business information, know-how, show-how, software, customer lists, subscription lists, data bases and related documentation, registration, franchises and all other intellectual or other similar property rights, (iii) all rights or claims in respect of refunds for taxes paid, (iv) all rights in respect of any pension plans or similar arrangements maintained for employees of the Borrower or any member of the ERISA Group and (v) all "uncertificated securities" (as defined in the UCC).

                  "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.


                  "INDEMNITEE" has the meaning set forth in Section 8.03(b).

                  "INSTRUMENTS" means all "instruments" (as defined in Article 9 of the UCC), "chattel paper" and "certificated securities" (each as defined in the UCC) or "letters of credit" (as defined in Article 9 of the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or General Intangibles, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Borrower.

                  "INSURANCE ACCOUNT" has the meaning set forth in Section 3.03(a) of the Security Agreement.

                  "INSURANCE PROCEEDS" has the meaning set forth in
Section 3.03(a) of the Security Agreement.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "INVENTORY" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by the Borrower, wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

                  "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

                  "ITEM" means any "item" as defined in Section 4-104 of the UCC, and shall also mean and include checks, drafts, money orders or other media of payment.

                  "LIBOR-BASED RATE" has the meaning set forth in
Section 2.05(a).

                  "LICENSE" means (i) with respect to any Patent, any agreement now or hereafter in existence granting to the Borrower, or pursuant to which the Borrower has granted to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a Patent or application for Patent is in existence on such invention or not, and whether a Patent or application for Patent on such invention may come into existence, and (ii) with respect to any Trademark, any agreement now or hereafter in existence granting to the Borrower, or pursuant to which the Borrower has granted to any other Person, any right to use any Trademark (in each case exclusive of license agreements entered into after the date hereof which by their terms prohibit assignment or a grant of a security interest by the Borrower as licensee thereunder); provided that rights to payments under any such license shall be included in the Collateral to the extent permitted thereby or by Section 9-318 of the UCC.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                  "LINE OF CREDIT" means the revolving credit facility extended by the Bank to the Borrower under which one or more Loans may be made pursuant to the terms and conditions of the Loan Documents.

                  "LIQUID INVESTMENTS" has the meaning set forth in
Section 3.03(c) of the Security Agreement.


                  "Liquidation Reserve has the meaning set forth in Insert A attached hereto and made a part hereof.


                  "LOAN" means a loan made pursuant to Section 2.01.

                  "LOAN DOCUMENTS" means the Credit Agreement, the Note, the Security Agreement and any and all other documents or instruments executed and delivered by Borrower to evidence, secure, or in connection with, the Loans, collectively, and "Loan Document" means any of them.

                  "LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.05(a).

                  "LONG TERM DEBT" means liabilities with maturity dates greater than one (1) year from the date as of which such computation in being made. For purposes of calculating the financial covenants described herein, the Borrower shall at all times characterize the Line of Credit and the Loans as Long Term Debt

                  "LUNN" means Lunn Industries, Inc., a Delaware corporation, and its Consolidated Subsidiaries and Affiliates.

                  "LUNN BORROWING BASE" means at any date the sum of (i)

eighty-five percent (85%) of the aggregate Net Unpaid Balance of all Eligible Accounts of Lunn; plus (ii) the lesser of $250,000 or fifty percent (50 %) of the value of all Eligible Inventory of Lunn; plus (iii) the then applicable Lunn Machinery and Equipment Borrowing Base.

                  "LUNN MACHINERY AND EQUIPMENT BORROWING BASE" means the maximum amount under the Lunn Borrowing Base which may be advanced against Lunn's Machinery and Equipment from time to time, which amount shall equal $600,000 on the Closing Date, but which amount will be automatically and permanently reduced by $10,000 each month commencing on the first day of the second month immediately following the Closing Date, and continuing on the first day of each month thereafter.

                  "LUNN OPERATING ACCOUNT" means the demand deposit account maintained with the Bank by Lunn on which Lunn draws checks to pay its operating expenses.

                  "LUNN SUBLIMIT" means $1,500,000, the maximum amount of Loans that may be advanced to Lunn on the basis of the Lunn Borrowing Base.

                  "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of the Borrower and its Consolidated Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Borrower to consummate the transactions contemplated hereby to occur on the Closing Date; (iii) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement and the Note or (iv) a material adverse effect on the rights and remedies of the Bank under this Agreement and the Note.

                  "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,000.

                  "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $250,000.

                  "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000.

                  "MOODY'S" means Moody's Investors Service, a Delaware corporation, and its successors or, absent any successor, such nationally recognized statistical rating organization as the Borrower and the Bank may select.


                  "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "NET UNPAID BALANCE" means at any date the unpaid balance of an Eligible Account at such date not including any unearned finance charges, late payment charges or other charges, or any extension, service or collection fees in respect thereof.

                  "NOTE" means a promissory note of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Loans.

                  "NOTICE OF BORROWING" means a Notice of Borrowing (as defined in Section 2.02(a)).

                  "OBLIGATIONS" means:

                           (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan, fees payable or reimbursement obligation under, or any note issued pursuant to, this Agreement or any other Loan Document;

                           (ii) all other amounts now or hereafter payable by the Borrower and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Borrower pursuant to this Agreement or any other Loan Document;

                           (iii) all Derivatives Obligations (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) of the Borrower to the Bank;

                           (iv) all other indebtedness, obligations and liabilities of the Borrower to the Bank, now existing or hereafter arising or incurred, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, related or unrelated to the Loans, similar or dissimilar to the indebtedness arising out of or in connection with the Credit Agreement or of the same or a different class of indebtedness as the indebtedness arising out of or in connection with the Credit Agreement, including, without limitation, any overdrafts in any deposit accounts maintained by the Borrower with the Bank, all obligations of the Borrower with respect to letters of credit, if any, issued by the Bank for the account of the Borrower any indebtedness of the Borrower that is purchased by or assigned to the Bank;

together in each case with all renewals, modifications, consolidations or extensions thereof.

                  "OPERATING ACCOUNTS" means, collectively, the Alcore Operating Account and the Lunn Operating

Account.

                  "PARENT" means, with respect to the Bank, any Person controlling the Bank.

                  "PATENTS" means all of the following:

                           (i) all letters patent and design letters patent of the United States or any other country, all applications for letters patent and design letters patent of the United States or any other country including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof;

                           (ii)     all reissues, divisions, continuations,
continuations-in-part, renewals or extensions thereof;

                           (iii)    all claims for, and rights to sue for, past
or future infringement of any of the foregoing; and

                           (iv)     all income, royalties, damages and payments
now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PERFECTION CERTIFICATE" means a certificate, substantially in the form of Exhibit A to the Security Agreement, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Bank, and duly executed by the chief executive officer and the chief legal officer of the Borrower.

                  "PERMITTED LIENS" means the Security Interests and the other Liens on the Collateral permitted to be created, to be assumed or to exist pursuant to Section 5.09.

                  "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "PRIME RATE" has the meaning set forth in Section 2.05(c).

                  "PRINCIPAL" means any general partner of, or the holder of any majority ownership interest in any Borrower.

                  "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of or other realization upon or payment for the use of, Collateral, including (without limitation) all claims of the Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

                  "QUARTERLY DATE" means the first Business Day of each January, April, July and October.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REVOLVING CREDIT PERIOD" means the period from and including the Closing Date to but not including the Termination Date.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors or, absent of any successor, such nationally recognized statistical rating organization as the Borrower and the Bank may select.

                  "SECURITY INTERESTS" means the security interests in the Collateral granted under the Security Agreement securing the Obligations.

                  "SHAREHOLDER" means any Person owning shares of stock of the Borrower, and "Shareholders" means any two or more of such Shareholders, collectively.


                  "SUBORDINATED DEBT" of any Person means all Debt which (i) bears interest at rates not greater than such Person shall reasonably determine to be the prevailing market rate, at the time such Subordinated Debt is issued, for interest on comparable subordinated debt issued by comparable issuers, (ii) is subordinated in right of payment to such Person's indebtedness, obligations and liabilities to the Bank under the Loan Documents pursuant to payment and subordination provisions satisfactory in form and substance to the Bank and
(iii) is issued pursuant to loan documents having covenants and events of default that are satisfactory in form and substance to the Bank but that in no event are less favorable, including with respect to rights of acceleration, to the Borrower than the terms hereof.

                  "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "TERMINATION DATE" means twenty four (24) months from the Closing Date.

                  "TRADEMARK" means all of the following:

                           (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law;

                           (ii)     the goodwill of the business symbolized
thereby or associated with each of them;

                           (iii) all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof;

                           (iv)     all reissues, extensions and renewals
         thereof;

                           (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

                           (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.


                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Maryland with respect to Alcore, and the State of New York with respect to Lunn; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Maryland or New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdictions for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                                      USAGE

                  The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

                           All terms defined in this Appendix shall have the
defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                           The words "hereof", "herein", "hereunder" and words
of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in any instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

                           The definitions contained in this Appendix are
equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  4. Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                    INSERT A.

  (ATTACHED TO AND MADE A PART OF THIS DEFINITIONS APPENDIX OF PAGE 11 HEREOF)

         "Liquidation Reserve" means a portion of availability under the Alcore Borrowing Base equal to $200,000 (or such lower amount as may be approved by the Lender in its sole discretion) to be reserved for any and all potential costs associated with liquidating Alcore's Equipment located at its Jessup, Maryland facility (such as costs of advertising and sale, rent payable in the event such premises are vacated by Alcore, damages or other costs payable to the landlord by the Lender, and any amounts payable to the landlord from the proceeds of any sale of the Alcore Equipment).